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                                                                    Exhibit 23.2


                      CONSENT OF STONEFIELD JOSEPHSON, INC.

                          CERTIFIED PUBLIC ACCOUNTANTS



           The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statement of Numex Corporation for the year ended March 31, 1998, and to the reference to it as experts in accounting and auditing relating to said financial statement, in the SB-2 Registration Statement for Numex Corporation.



/s/STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California

Dated: 9/28/98